UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 10, 2015

AEHR TEST SYSTEMS

(Exact name of registrant as specified in its charter)

California	000-22893	94-2424084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 KATO TERRACE FREMONT, CA 94539
(Address of principal executive offices, including zip code)

510-623-9400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2015 (the “Effective Date”), Aehr Test Systems (the “Company”) entered into a Convertible Note Purchase and Credit Facility Agreement (the “Purchase Agreement”) providing for (a) the Company’s sale to QVT Fund LP and Quintessence Fund L.P. (the “Purchasers”) of $4,110,000 in aggregate principal amount of 9.0% Convertible Secured Notes due 2017 (the “Convertible Notes”) and (b) a secured revolving loan facility (the “Credit Facility”) in an aggregate principal amount of up to $2,000,000.

Convertible Notes

The Convertible Notes bear interest at a rate of 9.0% per annum. Interest is payable quarterly on March 1, June 1, September 1 and December 1 of each year. The Convertible Notes mature on April 10, 2017 unless repurchased or converted prior to that date. The Company may not redeem the Convertible Notes prior to maturity. The Company intends to utilize at least 75% of the net proceeds from the sale of the Convertible Notes for the development, manufacture, sale and support of the Company’s FOXTM test systems, the remainder will be used for general corporate purposes, including working capital.

The Convertible Notes are convertible, at the option of the holder thereof, into shares of the Company’s common stock at an initial conversion price of $2.65 per share. The initial conversion price is subject to adjustment upon the occurrence of certain specified events and dilutive issuances, including, among other things, the grant or sale of options, the issue or sale of other convertible securities, and subdivisions of the Company’s common stock (as adjusted, the “Conversion Price”). Holders may convert all or any part of the principal amount of their Convertible Notes in integrals of $10,000 at any time prior to the maturity date.

If a Change of Control (as defined in the Purchase Agreement) of the Company occurs, holders of the Convertible Notes may require the Company to repurchase the Convertible Notes for either (a) cash in an amount equal to the outstanding principal amount of such Convertible Notes, plus accrued and unpaid interest, or (b) such other consideration as the holder would have been entitled to receive upon the occurrence of the Change of Control had the Convertible Notes been converted in full immediately prior to such Change of Control, such election to be made in the holder’s sole discretion.

The Company’s obligations under the Convertible Notes are secured by substantially all of the assets of the Company pursuant to a Security Agreement, dated April 10, 2015, among the Company and the Purchasers (the “Security Agreement”).

The Convertible Notes contain customary events of default which may result in the acceleration of the maturity of the Convertible Notes, including, among other things:

      • the Company’s failure to pay interest under the Convertible Notes or the Credit Facility when due and payable, whether upon maturity, declaration or otherwise, provided that such default is not cured within 5 business days;

      • the Company’s failure to pay principal under the Convertible Notes or the Credit Facility when due and payable, whether upon maturity, declaration or otherwise;

     • the Company’s breach of any representation or warranty or failure to perform or observe any covenants or agreements under the Convertible Notes, the Purchase Agreement, or the Security Agreement, provided that such default is not cured within 5 business days;

     • the Company’s failure to comply with certain SEC reporting requirements;

     • the Company’s failure to comply with its obligation to convert the Convertible Notes in accordance with the terms thereof upon exercise of a holder’s conversion right, provided that such default is not cured within 5 business days;

     • the suspension of trading in the Company’s common stock on any Eligible Market (as defined in the Purchase Agreement) for three consecutive trading days or more than fifteen trading days in the aggregate in any 365-day period;

     • any default under, redemption of, or acceleration of, any indebtedness of the Company;

     • the entry of a final judgment against the Company for the payment of money damages in an aggregate amount in excess of $500,000, to the extent not bonded, discharged, or stayed within 60 days; and

     • certain events of bankruptcy, insolvency, or reorganization of the Company.

The Purchase Agreement also contains affirmative and negative covenants binding on the Company and its subsidiaries, including covenants that limit or restrict the Company’s ability to, among other things, make distributions to the Company’s subsidiaries, incur indebtedness, grant liens, repay indebtedness, make certain fundamental business changes, enter into transactions with affiliates, pay dividends, make investments, dispose of assets, or make distributions on and repurchase stock, in each case subject to certain exceptions.

Revolving Credit Facility

The Purchase Agreement also provides for a revolving credit facility in an aggregate principal amount of up to $2,000,000 at any time outstanding. Advances under the Credit Facility will bear interest at a rate of 5% per annum. Each advance under the Credit Facility and any accrued and unpaid interest thereon must be repaid within 90 days from the date on which such advance is made.

Each advance made under the Credit Facility will be evidenced by a promissory note (a “5% Note”), the maturity date of which will be 90 days from the date on which the advance is made. To the extent that the Company fails to pay in full all outstanding obligations under the 5% Note prior to the maturity date, the 5% Note shall be automatically exchanged for a Convertible Note having the same terms and conditions (including, without limitation, the same Conversion Price and maturity date) as the Convertible Notes issued to the Purchasers on the Effective Date, with an initial principal amount equal to the outstanding principal and accrued and unpaid interest under the 5% Note so exchanged. Advances under the Credit Facility may be prepaid without any prepayment premium or penalty and may be reborrowed. If a Change of Control of the Company occurs, the Company is required to pay in full all outstanding principal and accrued and unpaid interest under the Credit Facility prior to or upon the occurrence of the Change of Control.

Proceeds of advances made under the Credit Facility may be used to buy inventory to fulfill existing orders and reasonably forecasted orders of the Company’s products and to invest in research and development for products that have not been ordered.

The Company’s obligations under the Credit Facility are secured by substantially all of the assets of the Company pursuant to the Security Agreement.

Each 5% Note contains events of default that are substantially similar to those contained in the Convertible Notes.

Registration Rights Agreement

In connection with the issuance and sale of the Convertible Notes, the Company entered into a Registration Rights Agreement with the Purchasers, dated April 10, 2015 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Purchasers have certain registration rights with respect to the shares of common stock of the Company issuable upon conversion of the Convertible Notes (the “Convertible

Shares”). The Company is required to file a registration statement covering the resale of the Convertible Shares within 10 business days after the sale of the Convertible Notes.

The foregoing description of the Purchase Agreement, the Convertible Notes, the 5% Notes, the Registration Rights Agreement, and the Security Agreement is a summary only and is qualified in its entirety by reference to the Purchase Agreement, related form of Convertible Note, related form of 5% Note, Registration Rights Agreement, and Security Agreement attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4, and 10.1, respectively, and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On April 10, 2015, in connection with the Company’s entry into the Purchase Agreement discussed in Item 1.01 of this Current Report on Form 8-K, the Company terminated (a) its Loan and Security Agreement, dated August 25, 2011, by and between the Company and Silicon Valley Bank, as amended, and (b) its Export-Import Bank Loan and Security Agreement, dated August 25, 2011, by and between the Company and Silicon Valley Bank, as amended, and repaid the loans outstanding thereunder.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, the Company offered and sold the Convertible Notes to the Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Convertible Notes in reliance on exemptions from registration provided under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. The Company relied on the exemption from registration based in part on representations made by the Purchasers.

The Notes and Convertible Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
4.1	Convertible Note Purchase and Credit Facility Agreement, dated April 10, 2015, by and among Aehr Test Systems, QVT Fund LP and Quintessence Fund L.P.

4.2	Form of 9.0% Convertible Secured Note due 2017 (included in Exhibit 4.1)

4.3	Form of 5.0% Secured Revolving Credit Note (included in Exhibit 4.1)

4.4	Registration Rights Agreement, dated April 10, 2015, by and among Aehr Test Systems, QVT Fund LP and Quintessence Fund L.P.

10.1	Security Agreement, dated April 10, 2015, by and among Aehr Test Systems, QVT Fund LP and Quintessence Fund L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEHR TEST SYSTEMS

By:	/s/ GARY L. LARSON
Gary L. Larson Vice President of Finance and Chief Financial Officer

Date:  April 14, 2015